Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors and the Principal Financial and Accounting Officer of MINNESOTA MINING
AND MANUFACTURING COMPANY, a Delaware corporation, hereby constitute and appoint Livio D. DeSimone, Giulio Agostini, John J. Ursu, Roger
P. Smith, Janet L. Yeomans and Gregg M. Larson, or any of them, their true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for them and in their name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable MINNESOTA MINING AND MANUFACTURING COMPANY to comply with the Securities Exchange Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of not to exceed 15,000,000 shares of common stock, with a par value of $0.50 per share, of this Corporation which may be offered for sale under the 1997 General Employees Stock Purchase Plan including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of MINNESOTA MINING AND MANUFACTURING COMPANY, and the names of the undersigned directors and Principal Financial and Accounting Officer to the registration statement and to any instruments and documents filed as part of or in connection with said registration statement or amendments thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 10th day of February, 1997.

SIGNATURE                  TITLE                       DATE

/s/ Livio D. DeSimone      Chairman Of The Board;      July 2, 1997
Livio D. DeSimone           Chief Executive Officer,
                           Director

/s/ Giulio Agostini            Senior Vice President,  July 2, 1997
Giulio Agostini                 Finance

/s/ Ronald O. Baukol       Director                    July 2, 1997
Ronald O. Baukol

/s/ Edward A. Brennan      Director                    July 2, 1997
Edward A. Brennan

/s/ Allen F. Jacobson      Director                    July 2, 1997
Allen F. Jacobson

/s/ W. George Meredith     Director                    July 2, 1997
W.  George Meredith

/s/ Ronald A. Mitsch       Director                    July 2, 1997
Ronald A. Mitsch

/s/Allen E. Murray         Director                    July 2, 1997
Allen E. Murray

/s/ Aulana L. Peters       Director                    July 2, 1997
Aulana L. Peters

/s/ Rozanne L. Ridgway     Director                    July 2, 1997
Rozanne L. Ridgway

/s/ Frank Shrontz          Director                    July 2, 1997
Frank Shrontz

/s/ F. Alan Smith          Director                    July 2, 1997
F.  Alan Smith

/s/ Louis W. Sullivan      Director                    July 2, 1997
Louis W. Sullivan